Exhibit 3.02(a)

                                     BY-LAWS
                                       OF
                          CLEARVIEW CINEMA GROUP, INC.

                             -----------------------


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS



     Section 1.1. Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

     Section 1.2. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation's fiscal year on such date and at such time as shall be designated by the Board of Directors.

     Section 1.3. Special Meetings. Special meetings may be called at any time by the President or the Board of Directors.

     Section 1.4. Notice of Meetings. A written notice stating the place, date, and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten
(10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

     Section 1.5. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice




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is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 1.6. Informal Action. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.



                                   ARTICLE II

                                    DIRECTORS


     Section 2.1. Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these By-laws directed to be exercised or performed by the stockholders.

     Section 2.2. Number, Election and Term of Office. The Board of Directors shall consist initially of three (3) members and thereafter shall consist of not less than three (3) nor more than nine (9) members as fixed from time to time by the Board of Directors. Directors need not be stockholders of the Corporation. The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A director may resign at any time upon written notice to the Corporation.

     Section 2.3. Vacancies. Vacancies and newly created



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directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     Section 2.4. Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the President or any director by giving two (2) days' notice to each director by letter, telegram, telephone or other oral message. Except as otherwise provided by these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.5. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 2.6. Telephone Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.


                                   ARTICLE III

                                    OFFICERS


     Section 3.1. Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, such number of Vice Presidents (if any) as



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the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 3.2. President. The President shall be the chief executive officer of the Corporation, and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors. If there shall be no Chairman of the Board, or in his or her absence or inability to act, the President shall preside at meetings of the Board of Directors and of the stockholders. The President shall sign all certificates for shares of the capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation any contract which has been approved by the Board of Directors.

     Section 3.3. Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the President during the absence or inability to act of the President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors or the President.

     Section 3.4. Secretary. The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary may, together with the President, execute on behalf of the Corporation any contract which has been approved by the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

     Section 3.5. Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

     Section 3.6. Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

     Section 3.7. Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.



                                   ARTICLE IV

                                 INDEMNIFICATION

     Section 4.1. Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 4.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 4.2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 4.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification under this
Section 4.2 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 4.3. Authorization of Indemnification. Any indemnification under Sections 4.1 and 4.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 4.1 or 4.2, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(c) by the sotckholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 4.1 or 4.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     Section 4.4. Reliance. For purpose of any determination



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under Section 4.3, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action was based on the records or books of account of the Corporation or Another
Enterprise (as defined below), on information supplied to him by the officers of the Corporation or Another Enterprise in the course of their duties, on the advice of legal counsel for the Corporation or Another Enterprise or on information or records given or reports made to the Corporation or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or Another Enterprise, but the fact that his action was not so based on any of the foregoing shall not result in it being deemed that he did not act in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful. The term "Another Enterprise" as used in this Section 4.4 shall mean any corporation (other than the Corporation), partnership, joint venture, trust or other enterprise, which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this
Section 4.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 4.1 or 4.2, as the case may be.

     Section 4.5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 4.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise provided under Sections 4.1 and 4.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 4.1 or 4.2, as the case may be. Neither a contrary determination in the specific case under Section 4.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Any application for indemnification made to any court pursuant to this Section
4.5 shall be made in such manner and form as may be required by the applicable rules of such court or, in the absence thereof, by direction of the court to which such application is made. Notice of any application for indemnification pursuant to this Section 4.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.



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     Section 4.6. Expenses Payable in Advance. Expenses (including attorneys'
fees) incurred by a director or officer in defending or investigating any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IV if such an undertaking is required by the General Corporation Law of the State of Delaware.

     Section 4.7. Non-exclusiveness and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 4.1 and 4.2 shall be made to the fullest extent permitted by law. The provisions of this Article IV shall not be deemed to preclude the indemnification of any person who is not specified in Section 4.1 or 4.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, including, without limitation, the provisions of subsection (h) of
Section 145 thereof, or otherwise.

     Section 4.8. Effectiveness. A finding that any provision of this Article IV is invalid or of limited application shall not affect any other provision of this Article IV nor shall a finding that any portion of any provision of this
Article IV is invalid or of limited application affect the balance of such provision.

     Section 4.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article IV.

     Section 4.10. Indemnification Expenditures. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article IV.

     Section 4.11. Certain Definitions. For purposes of this Article IV, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IV.

     Section 4.12. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 4.13. Limitation on Indemnification. Notwithstanding anything contained in this Article IV to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 4.5), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     Section 4.14. Repeal or Modification. Any repeal or modification of this
Article IV shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Article IV with respect to any acts or omissions occurring prior to such repeal or modification.

     Section 4.15. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IV on directors and officers of the Corporation.

                                    ARTICLE V

                             SHARES OF CAPITAL STOCK


     Section 5.1. Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

     Section 5.2. Stock Certificates. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the President and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

     Section 5.3. Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

     Section 5.4. Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

     Section 5.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

     Section 5.6. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     Section 5.7. Restriction on Transfer. A restriction on



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



the hypothecation, transfer or registration of transfer of shares of the corporation may be imposed either by these By-laws or by an agreement among any number of stockholders or such holders and the corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.



                                   ARTICLE VI

                               GENERAL PROVISIONS


     Section 6.1. Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

     Section 6.2. Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

     Section 6.3. Authorization. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 6.4. Financial Reports. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

     Section 6.5. Effect of By-laws. No provision in these By-laws shall vest any property right in any stockholder.



                                   ARTICLE VII

                                   AMENDMENTS


     The authority to adopt, amend or repeal By-laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power



                                       11

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of the stockholders to adopt, amend or repeal By-laws.

                                     BY-LAWS
                                       OF

                          Clearview Cinema Group, Inc.


                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I      MEETINGS OF STOCKHOLDERS ..................................... 1
---------------------------------------

Section 1.1.   Place of Meetings ............................................ 1
Section 1.2.   Annual Meetings .............................................. 1
Section 1.3.   Special Meetings ............................................. 1
Section 1.4.   Notice of Meetings ........................................... 1
Section 1.5.   Record Date .................................................. 1
Section 1.6.   Informal Action .............................................. 2

ARTICLE II     DIRECTORS .................................................... 2
------------------------

Section 2.1.   Powers of Directors .......................................... 2
Section 2.2.   Number, Election, and Term of Office ......................... 2
Section 2.3.   Vacancies .................................................... 3
Section 2.4.   Meetings of Directors ........................................ 3
Section 2.5.   Informal Action .............................................. 3
Section 2.6.   Telephone Participation in Meetings .......................... 4

ARTICLE III    OFFICERS ..................................................... 4
-----------------------

Section 3.1.   Enumeration .................................................. 4
Section 3.2.   President .................................................... 4
Section 3.3.   Vice President ............................................... 4
Section 3.4.   Secretary .................................................... 4
Section 3.5.   Treasurer .................................................... 5
Section 3.6.   Other Officers and Assistant Officers ........................ 5
Section 3.7.   Term and Compensation ........................................ 5

ARTICLE IV     INDEMNIFICATION .............................................. 5
------------------------------

Section 4.1.   Indemnification in Action, Suits or
               Proceedings Other Than Those by or in the
               Right of the Corporation ..................................... 6
Section 4.2.   Indemnification in Actions, Suits or
               Proceedings by or in the Right of the
               Corporation .................................................. 6
Section 4.3.   Authorization of Indemnification ............................. 6
Section 4.4.   Reliance ..................................................... 7
Section 4.5.   Indemnification by a Court ................................... 7
Section 4.6.   Expenses Payable in Advance .................................. 8

Section 4.7.   Non-exclusiveness and Advancement of
               Expenses ..................................................... 8
Section 4.8.   Effectiveness ................................................ 8
Section 4.9.   Insurance .................................................... 8
Section 4.10.  Indemnification Expenditures ................................. 9
Section 4.11.  Certain Definitions .......................................... 9
Section 4.12.  Survival of Indemnification and
               Advancement of Expenses....................................... 9
Section 4.13.  Limitation on Indemnification ................................ 9
Section 4.14.  Repeal or Modification ....................................... 9
Section 4.15.  Indemnification of Employees and Agents ......................10

ARTICLE V      SHARES OF CAPITAL STOCK ......................................10
--------------------------------------

Section 5.1.   Issuance of Stock ............................................10
Section 5.2.   Stock Certificates............................................10
Section 5.3.   Transfer of Stock ............................................10
Section 5.4.   Lost, Stolen, Destroyed, or Mutilated
                           Certificates .....................................10
Section 5.5.   Regulations ..................................................10
Section 5.6.   Holders of Record ............................................11
Section 5.7.   Restriction on Transfer ......................................11

ARTICLE VI     GENERAL PROVISIONS  ..........................................11
---------------------------------

Section 6.1.   Corporate Seal ................................................11
Section 6.2.   Fiscal Year ...................................................11
Section 6.3.   Authorization .................................................11
Section 6.4.   Financial Reports .............................................11
Section 6.5.   Effect of By-laws .............................................11

ARTICLE VII    AMENDMENTS ....................................................11
-------------------------

                                     BY-LAWS

                                       OF

                          CLEARVIEW CINEMA GROUP, INC.